Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)*
          In connection with the Quarterly Report of Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), on Form 10-Q for the quarter ending September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Robert D. Bondurant, Chief Financial Officer of Martin Midstream GP LLC, the general partner of the Partnership, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:
          (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
/s/ Robert D. Bondurant
Robert D. Bondurant,
Chief Financial Officer
of Martin Midstream GP LLC,
General Partner of Martin Midstream Partners L.P.
November 4, 2009

*	A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.